Exhibit 99.1 Public Service Enterprise Group FOURTH QUARTER AND FULL YEAR 2025 NYSE: PEG Financial Results Presentation February 26, 2026

PSEG Fourth Quarter and Full Year 2025 Forward-Looking Statements Certain of the matters discussed in this report about our and our subsidiaries’ future performance, • fluctuations in, or third-party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units; including, without limitation, future revenues, earnings, strategies, prospects, consequences, and • our ability to obtain adequate nuclear fuel supply; all other statements that are not purely historical constitute “forward-looking statements” within • changes in technology related to energy generation, distribution and consumption and the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking changes in customer usage patterns; statements are subject to risks and uncertainties, which could cause actual results to differ • third-party credit risk relating to our sale of nuclear generation output and purchase of nuclear fuel; materially from those anticipated. Such statements are based on management’s beliefs as well as • any inability to meet our commitments under forward sale obligations and Regional assumptions made by and information currently available to management. When used herein, the Transmission Organization rules; words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” • risks associated with generation activities at, and operation of, the Peach Bottom plants, “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to which are similar to those to which nuclear generation plants that we operate are subject; • the impact of changes in state and federal legislation and regulations on our business, identify forward-looking statements. Factors that may cause actual results to differ are often including PSE&G’s ability to recover costs and earn returns on authorized investments; presented with the forward-looking statements themselves. Other factors that could cause actual • PSE&G’s proposed investment projects or programs may not be fully approved by regulators results to differ materially from those contemplated in any forward-looking statements made by us and its capital investment may be lower than planned; herein are discussed in filings we make with the United States Securities and Exchange • our ability to receive sufficient financial support for our New Jersey nuclear plants from the markets, and/or production tax credits; Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form • adverse changes in and non-compliance with energy industry laws, policies, regulations and 10-Q and Form 8-K. These factors include, but are not limited to: standards, including market structures and transmission planning and transmission returns; • any inability to successfully develop, obtain regulatory approval for, or construct transmission • risks associated with our ownership and operation of nuclear facilities including increased and distribution, and our nuclear generation projects; nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act • significant resource adequacy challenges that present affordability and reliability concerns and trade control, environmental and other regulations, as well as operational, financial, and that could cause policymakers to implement responsive measures that could have a environmental and health and safety risks; material, adverse impact on our business, strategy, growth rates, cash flows, results of • changes in or violation of federal, state and local environmental laws and regulations and operation, and financial condition and increase regulatory uncertainty for utility investment enforcement; initiatives and programs; • delays in receipt of, or an inability to receive, necessary licenses and permits and siting • the physical, financial and transition risks related to climate change, including risks relating to approvals; and potentially increased legislative and regulatory burdens, changing customer preferences and • changes in tax laws and regulations. lawsuits; • any equipment failures, gas explosions, accidents, critical operating technology or business All of the forward-looking statements made in this report are qualified by these cautionary system failures, natural disasters, severe weather events, acts of war, terrorism or other acts statements and we cannot assure you that the results or developments anticipated by of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents management will be realized or even if realized, will have the expected consequences to, or that may impact our ability to provide safe and reliable service to our customers; • any inability to recover the carrying amount of our long-lived assets; effects on, us or our business, prospects, financial condition, results of operations or cash flows. • disruptions or cost increases in our supply chain, including labor shortages; Readers are cautioned not to place undue reliance on these forward-looking statements in • any inability to maintain sufficient liquidity or access sufficient capital on commercially making any investment decision. Forward-looking statements made in this report apply only as reasonable terms; of the date of this report. While we may elect to update forward-looking statements from time to • the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems; time, we specifically disclaim any obligation to do so, even in light of new information or future • failure to attract and retain a qualified workforce; events, unless otherwise required by applicable securities laws. • increases in the costs of equipment, materials, fuel, services and labor; • the impact of our covenants in our debt instruments and credit agreements on our business; The forward-looking statements contained in this report are intended to qualify for the safe • adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of Trust Fund and increases in funding requirements; the Securities Exchange Act of 1934, as amended. • any inability to enter into or extend certain significant contracts; • development, adoption and use of Artificial Intelligence by us and our third-party vendors; 2 2

PSEG Fourth Quarter and Full Year 2025 GAAP Disclaimer PSEG presents Operating Earnings in addition to its Net Income/(Loss) reported in Non-GAAP FFO reflects cash from operations excluding working capital and accordance with accounting principles generally accepted in the United States adjusts for certain items including taxes on asset sales, cost of removal and energy (GAAP). Operating Earnings is a non-GAAP financial measure that differs from Net efficiency investments. Non-GAAP Debt consists of long-term debt, short-term debt Income/(Loss). Non-GAAP Operating Earnings exclude the impact of gains (losses) and other imputed debt primarily related to an unfunded pension obligation. Non- associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) GAAP FFO, as referenced in this presentation, may not be comparable to similarly accounting and other material infrequent items. The last three slides in this titled measures used by other companies. Given the forward-looking nature of non- presentation (Slides A, B and C) include a list of items excluded from Net GAAP Operating Earnings and non-GAAP FFO estimates and our inability to Income/(Loss) to reconcile to non-GAAP Operating Earnings. project certain reconciling items that would be excluded from the most directly comparable GAAP measures – such as MTM and NDT gains (losses), with respect Management uses non-GAAP Operating Earnings in its internal analysis, and in non-GAAP Operating Earnings; working capital (including accounts communications with investors and analysts, as a consistent measure for receivable/payable, cash collateral), adjustments to Net Income/(Loss) (including comparing PSEG’s financial performance to previous financial results. The changes in regulatory assets/liabilities, deferred taxes) with respect to non-GAAP presentation of non-GAAP Operating Earnings is intended to complement, and FFO and non-GAAP debt and imputed debt (including unfunded pension obligation) should not be considered an alternative to, the presentation of Net Income/(Loss), with respect to non-GAAP debt - due to the volatility, complexity and low visibility of which is an indicator of financial performance determined in accordance with these items, PSEG is unable to reconcile these non-GAAP financial measures to GAAP. In addition, non-GAAP Operating Earnings as presented in this release may the most directly comparable GAAP financial measure. These items are uncertain, not be comparable to similarly titled measures used by other companies. depend on various factors, and may have a material impact on our future GAAP PSEG also includes forward-looking estimates of non-GAAP Operating Earnings results. Guidance included herein is as of February 26, 2026. and non-GAAP Funds From Operations (FFO), including the forward-looking non- GAAP FFO/Debt ratio target, in this presentation. From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here. The information on https://investor.pseg.com and https://investor.pseg.com/resources/email-alerts/default.aspx is not incorporated herein and is not part of this communication. 3 3

PSEG Fourth Quarter and Full Year 2025 PSEG Q4 and Full Year 2025 Highlights Fourth Quarter and Full Year Results • Net Income of $0.63 per share in Q4; Net Income of $4.22 per share in FY 2025 • Non-GAAP Operating Earnings of $0.72 per share in Q4; Non-GAAP Operating Earnings of $4.05 per share in FY 2025 ➢ FY 2025 Net Income up ~19% from FY 2024; Non-GAAP Operating Earnings increased ~10% from FY 2024 st • 2025 marks the 21 consecutive year PSEG has met or exceeded management's non-GAAP Operating Earnings guidance Operational Excellence th • 2025 ReliabilityOne® Award for Outstanding Reliability Performance in the Mid-Atlantic Region for 24 consecutive year • PSE&G ranked #1 in Customer Satisfaction among Large Electric Utilities in the East Region according to the J.D. Power 2025 U.S. Electric Utility Residential Customer Satisfaction Study • PSEG Long Island ranked #1 in Customer Satisfaction among Large Electric Utilities in the East Region according to the J.D. Power 2025 U.S. Electric Utility Business Customer Satisfaction Study • Nuclear capacity factor was 91.2% for full year 2025, and included a breaker-to-breaker run at Hope Creek Disciplined Investment • PSE&G successfully executed ~$3.7 billion capital investment program in 2025, including ~$1 billion in Q4 • GSMP III authorized to invest $1.4 billion over three years beginning January 2026 See Slides A, B and C for Items excluded from Net Income (Loss) to reconcile to Operating Earnings (non-GAAP). 4 4 Note: PSEG Power & Other includes nuclear generating fleet, gas supply operations, PSEG Long Island, competitively bid regulated transmission investments, Parent and Other.

PSEG Fourth Quarter and Full Year 2025

PSEG Initiates Full Year 2026 Guidance

2026 midpoint represents ~7% increase over 2025 results


~7% Year-Over-Year Growth
$4.05
$4.28 - $4.40
2025 Non-GAAP Operating Earnings
2026E Non-GAAP Operating Earnings Guidance

See Slide A for Items excluded from Net Income to reconcile to Operating Earnings (non-GAAP).
All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

Continuing Execution of PSEG Strategic Plan

- **2026 non-GAAP Operating Earnings guidance of $4.28 - $4.40 per share**
- **2026 outlook driven by:**
  - Higher regulated rate base, increased ~7% at YE 2025 over YE 2024
  - Clause-based investment recoveries for infrastructure modernization and EE
  - Higher annual FERC transmission formula rate
  - Distribution rates projected to be stable for 2026, consistent with January 2026 NJ executive orders
  - Hedged ~95% of expected nuclear output in 2026; market prices for energy and capacity above PTC threshold
  - Higher costs, including interest and depreciation, based on higher capital spend
- **Regulated capital spending plan for 2026 of ~$4.2 billion focused on continued investments in infrastructure modernization, energy efficiency, electrification initiatives and load growth**
- **PSEG raised 2026 indicative annual common dividend by $0.16 per share (vs. 2025 increase of $0.12 per share) to $2.68 per share, the 15th consecutive annual increase**

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PSEG Fourth Quarter and Full Year 2025

PSEG Updates Long-Term Growth Target to

6%-8%

Forecast based on the higher midpoint of 2026 guidance range (rebasing higher for the second year in a row)

Strong Business Mix, Predictable Growth and Nuclear Upside

- PSEG's long-term, non-GAAP earnings growth outlook updated to 6%-8% through 2030
- Total PSEG capital program of $24B - $28B for 2026-2030 with >90% focused on regulated investments
- $22.5B - $25.5B regulated capital investment program for 2026-2030, supports Rate Base CAGR of 6%-7.5% over same period
- Stringent cost control supports customer affordability
- Expected nuclear output at anticipated market prices that exceed the nuclear PTC threshold price
- Opportunistically hedging nuclear output to support long-term earnings CAGR
- Solid balance sheet supports execution of robust 5-year capital plan still without the need to issue equity or sell assets
- Non-GAAP FFO/Debt[(1)] target in the mid-teens through 2030
- Potential growth beyond forecasted 6%-8% CAGR range could be achieved through opportunities to contract existing and planned additions of nuclear output, and incremental regulated capital investments

(1) FFO/Debt is an internal estimate of a non-GAAP measure. FFO reflects cash from operations excluding working capital and adjusts for certain items including taxes on asset sales, cost of removal and energy efficiency investments. Debt consists of long-term debt, short-term debt and other imputed debt primarily related to an unfunded pension obligation.

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PSEG Fourth Quarter and Full Year 2025 Q4 and FY 2025 Review 7

PSEG Fourth Quarter and Full Year 2025 PSEG Q4 Results PSEG Summary – Three Months ended December 31, Net Income (Loss) ($ in millions) 2025 2024 Change PSE&G $352 $378 $(26) PSEG Power & Other $(37) $(92) $55 Total PSEG $315 $286 $29 Non-GAAP Operating Earnings ($ in millions) 2025 2024 Change PSE&G $352 $378 $(26) PSEG Power & Other $10 $43 $(33) Total PSEG $362 $421 $(59) 8 8 See Slides A and B for Items excluded from Net Income (Loss) to reconcile to Operating Earnings (non-GAAP).

PSEG Fourth Quarter and Full Year 2025 PSEG EPS Reconciliation – Q4 2025 versus Q4 2024 $0.90 $0.84 $(0.04) $(0.08) $0.80 Distribution: $0.72 Margin 0.07 $0.70 Gross Margin -- O&M (0.04) $0.63 O&M (0.04) Depreciation & Interest (0.02) $0.60 $0.57 Depreciation & Interest (0.03) Taxes & Other (0.05) Non-Operating $0.50 Expense (0.02) Taxes & Other 0.01 $0.40 $0.30 $0.20 $0.10 $0.00 Q4 2024 Q4 2024 PSE&G PSEG Power & Other Q4 2025 Q4 2025 Net Income Operating Earnings Operating Earnings Net Income (non-GAAP) (non-GAAP) 9 9 See Slides A and B for Items excluded from Net Income (Loss) to reconcile to Operating Earnings (non-GAAP). Results may not add due to rounding. $ / share

PSEG Fourth Quarter and Full Year 2025 PSEG Full Year Results PSEG Summary – Years ended December 31, Net Income ($ in millions) 2025 2024 Change PSE&G $1,745 $1,547 $198 PSEG Power & Other $366 $225 $141 Total PSEG $2,111 $1,772 $339 Non-GAAP Operating Earnings ($ in millions) 2025 2024 Change PSE&G $1,745 $1,547 $198 PSEG Power & Other $284 $292 $(8) Total PSEG $2,029 $1,839 $190 10 10 See Slides A, B and C for Items excluded from Net Income (Loss) to reconcile to Operating Earnings (non-GAAP).

PSEG Fourth Quarter and Full Year 2025 PSEG EPS Reconciliation – FY 2025 versus FY 2024 $4.50 $4.22 $0.40 $4.05 $(0.03) $4.00 Gross Margin 0.07 $3.68 $3.54 O&M (0.09) Distribution: $3.50 Depreciation & Interest Margin 0.67 (0.08) O&M (0.10) Non-Operating Expense $3.00 (0.02) Depreciation & Interest (0.11) Taxes & Other 0.09 $2.50 Taxes & Other (0.06) $2.00 $1.50 $1.00 $0.50 $0.00 FY 2024 FY 2024 PSE&G PSEG Power & Other FY 2025 FY 2025 Net Income Operating Earnings Operating Earnings Net Income (non-GAAP) (non-GAAP) 11 11 See Slides A, B and C for Items excluded from Net Income (Loss) to reconcile to Operating Earnings (non-GAAP). Results may not add due to rounding. $ / share

PSEG Fourth Quarter and Full Year 2025

PSE&G
Q4 and Full Year 2025 Highlights

Operations

- Residential Electric and Gas customer count each grew by ~1% for the trailing 12 months ended December 31, 2025
- Weather-normalized sales for the trailing 12 months ended December 31:
  - Electric sales were flat
  - Gas sales decreased by 1%
- PSE&G replaced ~209 miles of gas main and ~33,000 associated gas services to homes and businesses in 2025 under gas main replacement program
  - Reduced reported methane emissions by over 30% system wide since 2018 through GSMP

Regulatory and Market Environment

- BPU approved three-year, $1.4 billion GSMP III settlement covering investments starting January 2026
- Implemented annual FERC regulated transmission formula rate resulting in ~$82 million in additional revenue effective January 1, 2026, subject to true-up
- PSE&G large load inquiries for new service connections rose to ~11,800 megawatts as of December 31, 2025
- ZEC II awards of ~$200 million to be refunded to customers

Financial

- PSE&G invested ~$1 billion in Q4 and ~$3.7 billion for full-year 2025
- Regulated capital investments for 2026 are expected to total ~$4.2 billion, an increase of ~13.5% from 2025

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PSEG Fourth Quarter and Full Year 2025

Regulated 5-Year Capital Investment Plan of $22.5B-$25.5B


2026E – 2030E
($ Billions)
6
5
4
3
2
1
0
2025
2026E
2027E
2028E
2029E
2030E
Transmission
Electric Distribution
Gas Distribution
Clean Energy
Transmission Non-PSE&G
Low to High Investment Range

Includes AFUDC.
Note: The Maryland Piedmont Reliability Project that was awarded to PSEG by PJM in December 2023 will be managed and owned outside of PSE&G but is included here given FERC regulated rate base formula rate recovery.
The low end of the range includes extensions of GSMP and CEF-EE. The hashed portion of the chart represents incremental regulated investment that may occur for programs related to gas and electric modernization, energy efficiency, energy storage, electric vehicles, load growth and solar.

Driven by infrastructure modernization, energy efficiency, and growing customer demand

PSEG Fourth Quarter and Full Year 2025 Regulated Capital Investment Plan ~$1.5B Higher for 2026-2030 2024-2028E 2025-2029E 2026E-2030E $18B-$21B $21B-$24B $22.5B-$25.5B Rate Base CAGR Rate Base CAGR Rate Base CAGR 6% - 7.5% 6% - 7.5% 6% - 7.5% 26 24 22 20 18 16 14 12 10 8 6 4 2 0 Transmission Electric Distribution Gas Distribution Clean Energy Transmission Non-PSE&G Low to High Investment Range Consistent rate base CAGR reflects ~7% higher rate base at year-end 2025 versus year-end 2024 Includes AFUDC. Note: The Maryland Piedmont Reliability Project that was awarded to PSEG by PJM in December 2023 will be managed and owned outside of PSE&G but is included here given FERC regulated rate base formula rate recovery. The low end of the range includes extensions of GSMP and CEF-EE. The hashed portion of the chart represents incremental regulated investment that may occur for programs related to gas and electric modernization, 14 energy efficiency, energy storage, electric vehicles, load growth and solar. ($ Billions)

PSEG Fourth Quarter and Full Year 2025 Robust Investment Opportunities Offer Continued Rate Base Growth Regulated Year-End Rate Base 55 50 45 40 35 30 25 20 15 10 5 0 2024 2025 2026E 2027E 2028E 2029E 2030E Transmission Electric Distribution Gas Distribution Clean Energy Transmission Non-PSE&G Low to High Investment Range Includes CWIP and AFUDC. Note: The Maryland Piedmont Reliability Project that was awarded to PSEG by PJM in December 2023 will be managed and owned outside of PSE&G but is included here given FERC regulated rate base formula rate recovery. The low end of the range includes extensions of GSMP and CEF-EE. The hashed portion of the chart represents incremental regulated investment that may occur for programs related to gas and electric modernization, 15 energy efficiency, energy storage, electric vehicles, load growth and solar. ($ Billions)

PSEG Fourth Quarter and Full Year 2025

PSEG Power & Other

Nuclear Generation Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2025	2024	2025	2024
Capacity Factor	83.7%	85.7%	91.2%	89.9%
Fuel Cost ($ millions)	$48	$46	$202	$191
Generation (GWh)	7,151	7,336	30,920	30,630
Fuel Cost ($/MWh)	$6.71	$6.27	$6.53	$6.24
Refueling Outages:	2026:	Spring – S2	Fall – S1, PB2	
	2025:	Spring – S1	Fall – HC, PB3	
	2024:	Spring – HC	Fall – S2, PB2	

Other Financial Considerations

- For 2026, total nuclear generation is forecasted to be 30-32 TWh
- Realized energy price historically aligned with the PECO hub
- ~95% of expected nuclear output hedged for 2026
- Hope Creek extended fuel cycle from 18 months to 24 months in fall 2025
- PSEG Long Island OSA to manage LIPA's T&D utility was extended for five years through 2030

PJM Capacity Auction Results

Delivery Period	PSEG's Average Prices	PSEG's Cleared Capacity
June 2024 – May 2025	$61/MW-Day	3,700 MW
June 2025 – May 2026	$270/MW-Day	3,500 MW
June 2026 – May 2027	$329/MW-Day	3,500 MW
June 2027 – May 2028	$333/MW-Day	3,500 MW

Illustrative Gross Margin Change Above PTC

Output	$10/MWh	$25/MWh	$50/MWh
10 TWh	$100M	$250M	$500M
20 TWh	$200M	$500M	$1,000M
30 TWh	$300M	$750M	$1,500M

Note: Generation indicates net generation. Average Prices and Cleared Capacity reflect base and incremental auctions.
PJM's new conversion of ICAP (installed capacity) to UCAP (unforced capacity, which is what is bid), has resulted in less UCAP per MW of ICAP. PSEG Nuclear sold the full UCAP value of the units.

16

PSEG Fourth Quarter and Full Year 2025 Appendix 17

PSEG Fourth Quarter and Full Year 2025 PSEG’s 2026 Indicative Annual Dividend Increase of ~6% th Marks 15 Consecutive Annual Increase Annual PSEG Dividend Per Share $2.68* $2.52 $2.40 $2.28 $2.16 $2.04 $1.96 $1.88 $1.80 $1.72 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026E 59% 58% 57% 57% 56% 62% 66% 65% 62% Payout Ratio** PSEG has a 119-year history of paying dividends to shareholders * Indicative annual 2026 common dividend rate per share. ** Payout Ratios reflect the dividend rate divided by non-GAAP Operating Earnings. See Slide C for Items excluded from Net Income (Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG. 18 Note: All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

PSEG Fourth Quarter and Full Year 2025

PSEG Maintains a Solid Financial Position

PSEG

PSEG Senior Unsecured Credit Ratings
Moody's = Baa2 / Outlook = Stable   S&P = BBB / Outlook = Stable

PSEG Long-term Debt Outstanding	$5.31B
PSEG Consolidated Debt to Capitalization	59%

PSEG Power Senior Unsecured Credit Ratings
Moody's = Baa2 / Outlook = Stable   S&P = BBB / Outlook = Stable

PSEG Power 364-Day Term Loan Outstanding (1)	$0.50B
PSEG Power Long-term Debt Outstanding	$1.24B

PSEG Liquidity

- PSEG had approximately $2.8B of total available liquidity, including $132M of cash and cash equivalents, at December 31, 2025
- As of December 31, 2025, PSEG's variable rate debt was ~6% of total debt
- PSEG Power had net cash collateral postings of $222M at December 31, 2025

Public Service Electric & Gas

PSE&G Senior Secured Credit Ratings
Moody's = A1 / Outlook = Stable   S&P = A / Outlook = Stable

PSE&G Long-term Debt Outstanding	$15.99B

PSEG Maturity Profile 2026 - 2030


2,500
2,000
1,500
1,000
500
0
Principal Maturing ($ Millions)
2026
2027
2028
2029
2030
PSE&G
PSEG Power
PSEG

All data is as of December 31, 2025 unless otherwise noted.
(1) 364-Day Term Loan is at a variable rate and is included in Short-Term Debt as Commercial Paper & Loans. In December 2025, PSEG Power amended its existing $400 million 364-day variable rate term loan, which increased the balance to $500 million and extended the maturity to December 2026.
Note: Total long-term debt outstanding amounts may not add to PSEG Consolidated total long-term debt outstanding due to rounding. Amounts on slide are rounded up to two decimal places.

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PSEG Fourth Quarter and Full Year 2025 PSEG Liquidity as of December 31, 2025 Expiration Total Available Company Facility Usage Date Facility Liquidity ($ millions) PSE&G Revolving Credit Facility March 2029 $1,000 $351 $649 PSEG Money Pool (A,B) PSEG/PSEG Power Revolving Credit Facility (PSEG) March 2029 $1,500 $719 $781 (A) Revolving Credit Facility (PSEG Power) March 2029 1,250 37 1,213 (C) Letter of Credit Facility (PSEG Power) April 2026 75 45 30 $2,825 $801 $2,024 Total Facilities $3,825 $1,152 $2,673 PSEG Money Pool Cash and Short-term Investments $35 PSE&G Cash and Short-term Investments $97 Total Liquidity Available $2,805 Total Money Pool Liquidity Available $2,059 (A) Master Facility of $2.75B with a PSEG sub-limit of $1.5B and PSEG Power sub-limit of $1.25B, which can be adjusted subject to terms within the credit agreement. (B) The PSEG sub-limit includes a sustainability linked pricing-based mechanism with potential increases or decreases, which are not expected to be material, depending on performance relative to targeted methane emission reductions. (C) PSEG Power has $425 million in uncommitted credit facilities with $243 million in letters of credit outstanding under these facilities. PSE&G has $30 million in uncommitted credit facilities with an immaterial amount of letters of credit 20 20 outstanding under these facilities.

PSEG Fourth Quarter and Full Year 2025

PSEG Glossary of Terms

AFUDC	Allowance For Funds Used During Construction
BGSS	Basic Gas Supply Service
BPU	New Jersey Board of Public Utilities
CAGR	Compound Annual Growth Rate
CEF	Clean Energy Future
CIP	Conservation Incentive Program
CWIP	Construction Work In Progress
E	Estimate
EE	Energy Efficiency
EPS	Earnings Per Share
ESG	Environmental, Social and Governance
FERC	Federal Energy Regulatory Commission
FFO	Funds From Operations
FY	Full Year
GAAP	Generally Accepted Accounting Principles
GSMP	Gas System Modernization Program
HC	Hope Creek
IAP	Infrastructure Advancement Program
ICAP	Installed Capacity
LIPA	Long Island Power Authority
M&R	Metering and Regulating
MW	Megawatt
O&M	Operation & Maintenance
OSA	Operations Services Agreement
PB	Peach Bottom
PECO	PECO Energy Company
PJM	Pennsylvania New Jersey Maryland
PPA	Power Purchase Agreement
PTC	Production Tax Credit
ROE	Return on Equity
S	Salem
T&D	Transmission and Distribution
UCAP	Unforced Capacity
YE	Year End
YTD	Year to Date
ZEC	Zero Emission Certificate

PSEG Investor Relations
80 Park Plaza
Newark NJ 07102
PSEG-IR-GeneralInquiry@pseg.com

Link to PSEG Investor Relations Website

Link to PSEG ESG Webpages

The information on the PSEG Investor Relations Website and the PSEG ESG Webpages is not incorporated herein and is not part of this slide presentation or the Form 8-K to which it is an exhibit.

21

PSEG Fourth Quarter and Full Year 2025 Reconciliation of Non-GAAP Operating Earnings Public Service Enterprise Group Incorporated - Consolidated Operating Earnings (non-GAAP) Reconciliation Three Months Ended Year Ended (a) Includes the financial impact from positions with December 31, December 31, forward delivery months. Reconciling Items 2025 2024 2025 2024 (b) Income tax effect calculated at the statutory rate ($ millions, Unaudited) except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease Net Income $ 315 $ 286 $ 2,111 $ 1 ,772 related activity. (Gain) Loss on Nuclear Decommissioning Trust (NDT) Please see Slide 3 for an explanation of PSEG’s use of Fund Related Activity, pre-tax (33) 62 (223) (137) Operating Earnings as a non-GAAP financial measure (a) and how it differs from Net Income. 97 134 75 210 (Gain) Loss on Mark-to-Market (MTM), pre-tax Lease Related Activity, pre-tax - - - (4) (b) (17) (61) 66 (2) Income Taxes related to Operating Earnings (non-GAAP) reconciling items Operating Earnings (non-GAAP) $ 362 $ 421 $ 2,029 $ 1 ,839 PSEG Fully Diluted Average Shares Outstanding (in millions) 501 500 501 500 ($ Per Share Impact - Diluted, Unaudited) Net Income $ 0.63 $ 0.57 $ 4.22 $ 3.54 (Gain) Loss on NDT Fund Related Activity, pre-tax (0.07) 0.12 (0.45) (0.27) (a) (Gain) Loss on MTM, pre-tax 0 .19 0.27 0.15 0.42 Lease Related Activity, pre-tax - - - (0.01) (b) (0.03) (0.12) 0.13 - Income Taxes related to Operating Earnings (non-GAAP) reconciling items Operating Earnings (non-GAAP) $ 0.72 $ 0.84 $ 4.05 $ 3.68 A 22 22

PSEG Fourth Quarter and Full Year 2025 Reconciliation of Non-GAAP Operating Earnings PSEG Power & Other Operating Earnings (non-GAAP) Reconciliation Three Months Ended Year Ended (a) Includes the financial impact from positions with forward delivery months. Reconciling Items December 31, December 31, 2025 2024 2025 2024 (b) Income tax effect calculated at the statutory rate except for qualified NDT related activity, which ($ millions, Unaudited) records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity. Net Income (Loss) $ (37) $ (92) $ 366 $ 225 (Gain) Loss on NDT Fund Related Activity, pre-tax (33) 62 (223) (137) Please see Slide 3 for an explanation of PSEG’s use of Operating Earnings as a non-GAAP financial measure (a) 97 134 75 210 (Gain) Loss on MTM, pre-tax and how it differs from Net Income (Loss). Lease Related Activity, pre-tax - - - (4) (b) (17) (61) 66 (2) Income Taxes related to Operating Earnings (non-GAAP) reconciling items Operating Earnings (non-GAAP) $ 10 $ 43 $ 284 $ 292 PSEG Fully Diluted Average Shares Outstanding (in millions) 501 500 501 500 B 23 23

PSEG Fourth Quarter and Full Year 2025

Reconciliation of Non-GAAP Operating Earnings

Public Service Enterprise Group Incorporated – Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Year Ended December 31,								
	2025	2024	2023	2022	2021	2020	2019	2018	2017
	($ millions, Unaudited)								
Net Income (Loss)	**$2,111**	**$1,772**	**$2,563**	**$1,031**	**($648)**	**$1,905**	**$1,693**	**$1,438**	**$1,574**
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax [a]	(223)	(137)	(184)	270	(178)	(231)	(255)	144	(133)
(Gain) Loss on Mark-to-Market (MTM), pre-tax [b]	75	210	(1,334)	635	620	81	(285)	117	167
Pension Settlement Charges, pre-tax	-	-	338	-	-	-	-	-	-
Plant Retirements, Dispositions and Impairments, pre-tax [c]	-	-	-	31	2,940	(122)	402	(51)	975
Oil Lower of Cost or Market adjustment, pre-tax	-	-	-	-	-	2	-	-	-
Goodwill Impairment, pre-tax	-	-	-	-	-	-	16	-	-
Lease Related Activity, pre-tax	-	(4)	7	78	10	-	58	8	77
Exit Incentive Program (EIP), pre-tax	-	-	29	-	-	-	-	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform [d]	66	(2)	323	(306)	(891)	106	37	(74)	(427)
Tax Reform	-	-	-	-	-	-	-	-	(745)
Operating Earnings (non-GAAP)	**$2,029**	**$1,839**	**$1,742**	**$1,739**	**$1,853**	**$1,741**	**$1,666**	**$1,582**	**$1,488**
PSEG Fully Diluted Average Shares Outstanding (in millions) [e]	**501**	**500**	**500**	**501**	**504**	**507**	**507**	**507**	**507**
	($ Per Share Impact – Diluted, Unaudited)								
Net Income (Loss)	**$4.22**	**$3.54**	**$5.13**	**$2.06**	**($1.29)**	**$3.76**	**$3.33**	**$2.83**	**$3.10**
(Gain) Loss on NDT Fund Related Activity, pre-tax [a]	(0.45)	(0.27)	(0.37)	0.54	(0.35)	(0.46)	(0.50)	0.28	(0.26)
(Gain) Loss on MTM, pre-tax [b]	0.15	0.42	(2.67)	1.27	1.23	0.16	(0.56)	0.23	0.33
Pension Settlement Charges, pre-tax	-	-	0.68	-	-	-	-	-	-
Plant Retirements, Dispositions and Impairments, pre-tax [c]	-	-	-	0.06	5.83	(0.24)	0.79	(0.10)	1.92
Goodwill Impairment, pre-tax	-	-	-	-	-	-	0.03	-	-
Lease Related Activity, pre-tax	-	(0.01)	0.01	0.15	0.02	-	0.11	0.02	0.15
EIP, pre-tax	-	-	0.06	-	-	-	-	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform [d]	0.13	-	0.64	(0.61)	(1.77)	0.21	0.08	(0.14)	(0.84)
Tax Reform	-	-	-	-	-	-	-	-	(1.47)
Share Differential [e]	-	-	-	-	(0.02)	-	-	-	-
Operating Earnings (non-GAAP)	**$4.05**	**$3.68**	**$3.48**	**$3.47**	**$3.65**	**$3.43**	**$3.28**	**$3.12**	**$2.93**

(a) Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income (Loss) instead of Other Comprehensive Income (Loss).

(b) Includes the financial impact from positions with forward delivery months.

(c) 2022 includes the results for fossil generation sold in February 2022. 2021 amounts include a pre-tax loss of $298 million for the make-whole premium paid upon the early redemption of PSEG Power's debt and other non-cash debt extinguishment costs.

(d) Income tax effect calculated at 28.11% statutory rate for 2018 through 2025 and 40.85% statutory rate for 2017, except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, the additional investment tax credit recapture related to the sale of PSEG Solar Source in 2021 and lease related activity.

(e) Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item, "Share Differential," has been added to the 2021 results to reconcile the two Earnings/(Loss) per share calculations.

Please see Slide 3 for an explanation of PSEG's use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income (Loss).

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